UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                           1934 REPORTING REQUIREMENTS




                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)               July 6, 1999


NN BALL & ROLLER, INC.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)


Delaware                           0-23485                     62-1096725
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission                  (IRS Employer
      of Incorporation)           File Number)            Identification Number)


800 Tennessee Road, Erwin, Tennessee                             37650
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip code)


(Registrant's telephone number, including area code)             (423) 743-9151


                                      None
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

                      INFORMATION TO BE INCLUDED IN REPORT


                                                                            Page
                                                                             No.
Item 7.  Financial Statements

(a) Historical Financial Statements of Industrial Molding Inc.
        Independent Auditors' Report                                          1
        Historical Financial Statements for the Years Ended January 2, 1999
        and January 3, 1998                                                   2

(b) Unaudited Pro Forma Consolidated Financial Information

        Unaudited Pro Forma Consolidated Financial Statements:               14

        NN Ball & Roller, Inc. Unaudited Pro Forma Consolidated Balance
          Sheet as of June 30, 1999                                          15

        Notes to Unaudited Pro Forma Consolidated Balance Sheet              16

        NN Ball & Roller, Inc. Pro Forma Consolidated Statement of
          Operations for the Twelve Months Ended December 31, 1998           17

        Notes to Unaudited Pro Forma Consolidated Statement of Operations    18

        NN Ball & Roller, Inc. Pro Forma Consolidated Statement of
          Operations For the Six Months Ended June 30, 1999                  19

        Notes to Unuadited Pro Forma Consolidated Statement of Operations    20

        Signatures                                                           21

                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)

                              Financial Statements

                       January 2, 1999 and January 3, 1998

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Boards of Directors
NN Ball & Roller, Inc., and
Industrial Molding Corporation:


We have audited the accompanying balance sheets of Industrial Molding (a division of Industrial Molding Corporation) as of January 2, 1999 and January 3, 1998, and the related statements of operations, divisional equity and cash flows for the years then ended. These financial statements are the responsibility of the management of Industrial Molding. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Industrial Molding (a division of Industrial Molding Corporation) as of January 2, 1999 and January 3, 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




September 3, 1999


                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                                 Balance Sheets
                                                                                    January 2,         January 3,
Assets                                                                                1999               1998
------                                                                                ----               ----

Current assets:
    Cash                                                                       $      2,100              2,100
    Trade accounts receivable, less allowance for doubtful
       accounts and returns of $160,461 in 1998 and
       $29,088 in 1997                                                             4,340,285          4,379,034
    Inventories                                                                    2,823,088          2,491,233
    Prepaid expenses                                                                  77,431             39,744
                                                                                      ------             ------

                   Total current assets                                            7,248,904          6,912,111

Property, plant and equipment, net                                                 8,559,761          8,729,169
Note receivable less current portion                                                   --               684,953
Other assets, net                                                                    791,492            797,843
                                                                                     -------            -------

                                                                               $  16,600,157         17,124,076
                                                                               =============         ==========

                      Liabilities and Divisional Equity
Current liabilities:
    Note payable                                                               $     759,384            799,789
    Current maturities of long-term debt                                           1,197,425          1,900,841
    Due to affiliate                                                               2,268,668              --
    Accounts payable                                                                 858,188            623,873
    Accrued expenses                                                               1,412,122          1,778,438
    Deferred revenue                                                                 144,100            196,168
                                                                                     -------            -------
                   Total current liabilities                                       6,639,887          5,299,109

Long-term debt, less current maturities                                            3,249,010          5,983,195
                                                                                   ---------          ---------
                   Total liabilities                                               9,888,897         11,282,304
                                                                                   ---------         ----------
Divisional equity                                                                  6,711,260          5,841,772

Commitments and contingencies

                                                                               $  16,600,157         17,124,076
                                                                               =============         ==========


See accompanying notes to financial statements.



                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)

                            Statements of Operations

                 Years ended January 2, 1999 and January 3, 1998

                                                                                    January 2,         January 3,
                                                                                      1999               1998
                                                                                  ----------------   ---------------

Net sales                                                                      $       28,005,418        26,777,147
Cost of goods sold                                                                     22,858,626        21,999,511
                                                                                  ----------------   ---------------
                   Gross profit                                                         5,146,792         4,777,636
                                                                                  ----------------   ---------------

Operating expenses:
    Selling expenses                                                                      961,238           858,232
    General and administrative expenses                                                 3,325,997         2,401,721
                                                                                  ----------------   ---------------
                                                                                        4,287,235         3,259,953
                                                                                  ----------------   ---------------
                   Operating income                                                       859,557         1,517,683
                                                                                  ----------------   ---------------

Other income (expense):
    Interest expense                                                                    (531,135)         (816,448)
    Interest income                                                                        27,421            37,975
    Other, net                                                                            186,437           198,469
    Litigation settlements, net                                                           977,928         (511,601)
    Gain (loss) on disposal of property, plant and equipment                            (186,925)            97,698
                                                                                  ----------------   ---------------
                                                                                          473,726         (993,907)
                                                                                  ----------------   ---------------
                   Net income                                                  $        1,333,283           523,776
                                                                                  ================   ===============


See accompanying notes to financial statements.



                              INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                         Statements of Divisional Equity
                 Years ended January 2, 1999 and January 3, 1998

Balance at
    December 28, 1996                                   $        6,279,380

Net income                                                         523,776

Distributions to parent and affiliates, net                      (961,384)
                                                                 --------
Balance at
    January 3, 1998                                              5,841,772

Net income                                                       1,333,283

Distributions to parent, net                                     (463,795)
                                                                 --------
Balance at
    January 2, 1999                                     $        6,711,260
                                                                ==========


See accompanying notes to financial statements.


                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                            Statements of Cash Flows
                 Years ended January 2, 1999 and January 3, 1998


                                                                                     January 2,        January 3,
                                                                                        1999             1998
                                                                                        ----             ----
Cash flows from operating activities:
    Net income                                                                 $    1,333,283            523,776

    Adjustments to reconcile net income to
       net cash provided by operating activities:
          Depreciation and amortization                                             1,599,822          1,466,457
          Bad debt expense                                                            677,160              --
          (Gain) loss on disposal of property, plant and equipment                    186,925           (97,698)
          Changes in operating assets and liabilities:
                Increase in trade accounts receivable                                (13,411)          (979,743)
                Increase in note receivable                                          (65,047)          (148,813)
                Increase in inventories                                             (337,855)          (120,167)
                Increase in prepaid expenses                                         (37,687)            55,497
                Decrease in other assets                                              131,351              --
                Increase (decrease) in accounts payable                               234,315           (58,354)
                (Decrease) increase in accrued expenses                             (366,316)            674,315
                Decrease in deferred revenue                                         (52,068)           (92,640)
                                                                                    --------             ------

                   Net cash provided by operating activities                        3,290,472          1,222,630
                                                                                    ---------          ---------
Cash flows from investing activities:
    Acquisition of property, plant and equipment                                  (1,752,839)          (964,256)
    Proceeds from sales of property, plant and equipment                              135,500            354,500
                                                                                      -------            -------
                   Net cash used in investing activities                          (1,617,339)          (609,756)
                                                                                  ----------           --------
Cash flows from financing activities:
    (Repayments) proceeds from long-term debt, net                                (3,437,601)            107,542
    Payments on note payable                                                         (40,405)              --
    Additions from affiliate, net                                                   2,268,668              --
    Distributions to Parent, net                                                    (463,795)          (961,384)
                                                                                    --------           --------

                   Net cash used in financing activities                          (1,673,133)          (853,842)
                                                                                  ----------           --------

Net decrease in cash                                                                   --              (240,968)

Cash at beginning of year                                                              2,100            243,068
                                                                                       -----            -------
Cash at end of year                                                            $       2,100              2,100
                                                                               =============              ====
Supplemental Disclosure of Cash Flow Information:
    Interest paid during the year                                              $     537,432            903,116
                                                                               =============            =======

See accompanying notes to financial statements.

                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                          Notes to Financial Statements
                       January 2, 1999 and January 3, 1998

(1)    Summary of Significant Accounting Policies

       (a)    Organization and Nature of Business

              Industrial Molding (a division of Industrial Molding Corporation) ("Division") operates as a division of Industrial Molding Corporation ("IM") and has no separate legal status or existence. The Division is engaged in the manufacturing and sale of custom injection molded products primarily for the automotive, industrial, and consumer products industries. The Division's raw materials are readily available and the Division is not dependent on a single or small group of suppliers.

       (b)    Basis of Presentation

              The accompanying financial statements have been prepared utilizing the accounting records of IM, segregating accounts attributable to the Division. Certain allocations of debt and related interest expense are discussed in note 7 and allocation of general and administrative expenses which are discussed below.

              During 1998, an allocation of general and administrative expenses was not necessary as the affiliate performed their own corporate and administrative services.

              During 1997, the Division provided certain corporate and administrative services to an affiliate owned by IM. Costs of approximately $345,000 relating to certain employees that provided services to the affiliate are, therefore, not included in general and administrative expenses. Management of the Division determined the allocation by estimating the amount of time devoted by these employees to the affiliate.

       (c)    Inventories

              Inventories are stated at the lower of cost (first-in, first-out method) or market value.

       (d)    Property, Plant and Equipment

              Property, plant and equipment are stated at cost and depreciated over the estimated useful lives of the respective assets on a straight-line basis. Upon sale or retirement, the related cost and accumulated depreciation are eliminated from the accounts and gains and losses are recognized in income. Repairs and maintenance which do not extend the lives or improve the respective assets are charged to expense as incurred.

       (e)    Intangible Assets

              The cost of intangible assets (primarily non-compete agreement) is being amortized on a straight-line basis over the estimated useful lives of such assets. The cost of such assets, net of the related accumulated amortization, is included in other assets in the accompanying financial statements.

                                                                     (Continued)

                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                         Notes to Financial Statements
                 Years ended January 2, 1999 and January 3, 1998

       (f)    Federal Income Taxes

              The Division is included in the federal income tax return of IMC. IMC has elected by unanimous consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, IMC is not taxed on its net income. Instead, the stockholders include their respective portions of IMC's net income in their federal income tax returns. Consequently, no provision for Federal income taxes has been made in the Division's financial statements.

       (g)    Revenue Recognition

              The Division recognizes revenue from product sales as they are shipped. The Division occasionally receives advance payments from its customers prior to the time that the product is completed. These amounts are reflected as deferred revenue in the accompanying balance sheet.

       (h)    Fiscal Year End

              The Division prepares its financial statements and reports its results of operations on the basis of a fiscal year which ends on the Saturday nearest December 31. Accordingly, the fiscal years ended January 2, 1999 and January 3, 1998, consisted of 52 weeks and 53 weeks, respectively.

       (i) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of The Division reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (j)    Use of Estimates

              Management of the Division has made a number of estimates and assumptions relating to the reporting of assets and liabilities and operations and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                         Notes to Financial Statements
                 Years ended January 2, 1999 and January 3, 1998

(2)    Inventories
       -----------

          Inventories consist of the following at January 2, 1999 and January 3, 1998:
                                            1998              1997
                                     ----------------- ------------------

           Raw materials          $       1,013,566            910,192
           Work in progress                 245,160            151,526
           Finished goods                 1,570,362          1,429,515
                                     ================= ==================
                                  $       2,829,088          2,491,233
                                     ================= ==================

(3)    Property, Plant and Equipment
       -----------------------------

       Property, plant and equipment consist of the following at January 2, 1999 and January 3, 1998:

                                                   1998              1997
                                             --------------- ------------------
           Land                             $     481,940            481,940
           Buildings                            5,164,371          5,077,122
           Machinery and equipment             13,994,404         12,972,679
           Office furniture and equipment       1,906,106          1,647,242
           Construction in progress               127,823            270,074
                                             --------------- ------------------
                                               21,674,644         20,449,057
           Accumulated depreciation
               and amortization               (13,114,883)       (11,719,888)
                                             --------------- ------------------
                                            $   8,559,761          8,729,169
                                             =============== ==================
(4)    Other Assets
       ------------

       Other assets consist of the following at January 2, 1999 and January 3, 1998:

                                                  1998              1997
                                            ----------------- ------------------
           Non-compete agreement (note 5)   $      799,789            799,789
           Other                                   125,000             17,097
                                            ----------------- ------------------
                                                   924,789            816,886
           Accumulated amortization               (133,297)           (19,043)
                                             ---------------- ------------------
                                            $      810,535            816,886
                                            ================= ==================

       During 1998, the Division exchanged a $750,000 note receivable for a $125,000 investment in a private company. The transaction resulted in bad debt expense of $625,000, which is included in general and administrative expenses in the accompanying statements of operations.

                                                                     (Continued)

                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                         Notes to Financial Statements
                 Years ended January 2, 1999 and January 3, 1998


(5)    Note Payable and Non Compete Agreement
       --------------------------------------

       In 1997, the Division issued a $799,789 unsecured note payable to a former officer in exchange for a seven year non-compete agreement (note
       4), which was considered a noncash investing activity. The note is payable upon demand or if no demand, in semi-monthly installments at the annual rate of $50,000 including interest at the Division's average borrowing rate (8.23% at January 2, 1999). At January 2, 1999 and January 3, 1998, the Division owed the former officer $759,384 and $799,789, respectively. During 1998, the Company made payments of approximately $108,000 of which interest represented approximately $68,000. The Division made no payments in 1997.

(6)    Accrued Expenses
       ----------------

       Accrued expenses consist of the following at January 2, 1999 and January 3, 1998:

                                        1998              1997
                                  ----------------- ------------------
          Litigation           $         412,560            864,456
          Other                          999,562            913,982
                                  ================= ==================
                               $       1,412,122          1,778,438
                                  ================= ==================




                                                                     (Continued)

                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                         Notes to Financial Statements
                 Years ended January 2, 1999 and January 3, 1998

(7)    Long-term Debt
       --------------

       The long-term debt of IMC consists of the following at January 2, 1999 and January 3, 1998:

                                                                                    1998              1997
                                                                             ----------------- ------------------
         Revolving  line  of  credit  with a  bank  secured  by  accounts       $ 600,000          1,302,000
          receivable,  inventory  and  property,  plant and  equipment
          (maximum  limit of  $12,000,000),  due on December  31, 1999 with interest payable monthly at prime (7.75% as of January 2, 1999)

         Notes payable to a bank secured by accounts                            4,901,565          6,522,006
             receivable,  inventory and equipment,  payable in
             monthly  installments  including  interest at prime
             plus .5% (8.25% as of January 2, 1999)
             through July 31, 2001

         Notes payable to a bank secured by certain real                        4,321,415          4,499,418
             estate, due in monthly installments including
             interest at prime plus .5% (8.25% as of
             January 2, 1999) through September 20, 2011

         Notes payable to a bank secured by accounts                            1,087,206          1,390,612
             receivable,  inventory and  equipment,  due in
               60 monthly  installments  through July 31, 2002 including
             interest at prime plus .5% (8.25% as
             of January 2, 1999)

         Notes payable to a bank secured by accounts
             receivable,  inventory and  equipment,  due in
               60 monthly  installments  through July 31, 2003  including
             interest at prime plus .5% (8.25% at January 2, 1999)              1,718,351            495,000
                                                                           ----------------  -----------------
                                                                               12,628,537         14,209,036
               Less portion allocated to affiliate                             (8,182,102)        (6,325,000)
                                                                            ----------------- ------------------
               Long-term debt allocated to Division                             4,446,435          7,884,036
               Less current portion                                            (1,197,425)        (1,900,841)
                                                                            ----------------- ------------------
                                                                         $      3,249,010          5,983,195
                                                                            ================= ==================

       All debt is incurred by IMC and allocated to the two divisions. The debt allocated to the Division at January 2, 1999, is based on the January 3, 1998 balance adjusted for the actual 1998 borrowings and payments made by the Division. Management of IMC allocated the January 3, 1998 debt to the Division based on reviewing the debt and the related collateral. The December 28, 1996 debt balance was allocated based on the percentages used for the January 3, 1998 allocation.

                               INDUSTRIAL MOLDING
                         Notes to Financial Statements
                            Statements of Cash Flows
                 Years ended January 2, 1999 and January 3, 1998


       During 1998, interest expense was allocated based on allocated balances. The 1997 interest expense was allocated using the weighted average allocated debt balances at January 3, 1998 and December 28, 1996. The total interest expense for 1998 and 1997 was $1,466,797 and $1,593,737, respectively, of which $531,135 and $816,448, respectively, was allocated to the Division.

       The line of credit and notes payable to a bank are guaranteed by IMC stockholders and include various affirmative and negative covenants relating primarily to certain financial ratios, net worth levels and incurrence of additional debt. IMC was in compliance with all covenants at January 2, 1999, except for tangible net worth for which they received a waiver from the bank.

       In July 1999, the revolving line of credit and all the bank notes payable for the Division, were paid in full (note 13).

(8)    Profit Sharing Plan
       -------------------

       IMC has established an employee defined contribution profit sharing plan covering substantially all employees. In September 1998, the plan was restated and amended to change the completed employment eligibility requirement from one year to six months and the IMC began making a matching contribution equal to 25% of employee contributions up to 6% of their eligible earnings. In addition to the matching contribution, IMC may make a discretionary contribution each plan year. Contributions by the IMC for the years ended January 2, 1999 and January 3, 1998, totaled $35,740 and $0, respectively, and plan expenses paid by IMC during the period were approximately $12,000 and $0, respectively. The Division's allocated portion during 1998 for the contributions and plan expenses were $29,837 and $12,000, respectively.

(9)    Commitments and Contingencies
       -----------------------------

       (a)    Litigation

              During 1997, the Division received a favorable settlement in the amount of approximately $353,000, and the Division received two unfavorable judgements aggregating approximately $865,000. The
              Division  appealed both  unfavorable  judgements  and in 1998 both lawsuits  were  settled  aggregating  approximately  $413,000.  In addition, the Division received approximately $525,000 in connection with two favorable settlements during 1998.

       (b)    Self-Insurance

              IMC is self-insured for medical and dental benefits for its employees and their covered dependents. Medical claims exceeding $25,000 per covered individual are covered through a private insurance carrier. In addition, the private insurance carrier also provides for amounts over an aggregate as defined by the policies.

                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                         Notes to Financial Statements
                 Years ended January 2, 1999 and January 3, 1998


              The Division's portion of unpaid claims filed and an estimate of its incurred but not reported claims for medical and dental expenses existing at January 2, 1999 and January 3, 1998 have been recorded as accrued expenses in the accompanying financial statements in the amount of $100,928 and $120,219, respectively.

(10)   Operating Lease

       The Division has several noncancelable operating leases primarily for buildings and equipment. Rent expense for 1998 and 1997 was approximately $76,000 and $66,000, respectively, related to these leases. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of January 2, 1999 are:

                                    1999           $          48,840
                                    2000                      18,435
                                    2001                       4,500
                                                      -----------------
                                                   $          71,775
                                                      =================

(11)   Related Party Transactions

       During 1998 and 1997, net sales includes sales to an affiliate owned by IMC. Sales to the affiliate during 1997 were at the Division's cost. On January 4, 1998, the Division entered into a long-term supply agreement with the affiliate to provide products at negotiated prices that include mark-ups.

       Net sales to the affiliate and related cost of goods sold for the years ended January 2, 1999 and January 3, 1998, and the related accounts receivable at January 2, 1999 and January 3, 1998 from this affiliate were as follows:

                                                       1998              1997
                                                ----------------- ------------------

         Net sales                           $       6,266,073          4,343,942
         Cost of goods sold                          3,284,729          4,343,942
                                                ----------------- ------------------

                       Gross profit          $       2,981,344                 --
                                                ================= ==================

         Accounts receivable from affiliate  $       1,063,919                 --
                                                ================= ==================

       In 1998, the affiliate advanced $2,268,668 to the Division.


(12)   Major Customer
       --------------

       Sales to an unrelated customer aggregated approximately 12% and 14% of net sales during 1998 and 1997, respectively. Accounts receivable from this customer was approximately $427,000 and $1,074,000 at January 2, 1999 and January 3, 1998, respectively.


                                                                     (Continued)

                               INDUSTRIAL MOLDING
                 (a division of Industrial Molding Corporation)
                         Notes to Financial Statements
                 Years ended January 2, 1999 and January 3, 1998


(13)   Subsequent Event
       ----------------

       On July 4, 1999, according to the terms of a asset purchase agreement, IMC sold all the assets of the Division to NN Ball & Roller, Inc. In addition, NN Ball & Roller, Inc. also assumed certain Division trade payables and accrued liabilities.

                             NN Ball & Roller, Inc.
              Unaudited Pro Forma Consolidated Financial Statements


The following unaudited pro forma consolidated financial information of NN Ball & Roller, Inc. (the "Company") is based on the historical financial statements of the Company, adjusted to give pro forma effect to the acquisition of certain assets of Industrial Molding, a division of Industrial Molding Corporation ("IM").

The unaudited pro forma consolidated balance sheet as of June 30, 1999 gives effect to the IM acquisition as if it occurred June 30, 1999. The unaudited pro forma consolidated statements of Income and Comprehensive Income for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to the acquisition as if it had occcurred on January 1, 1998. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma consolidated financial statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the acquisition in fact had occurred on such dates, nor do they purport to project the Company's results of operations or financial condition for any future period or date. The information set forth below should be read in conjunction with the historical financial statements of IMC for the years ended January 2, 1999 and January 3, 1998 (contained herein), Company's unaudited consolidated financial statements and notes thereto as of and for the six months ended June 30, 1999 (which are contained in the Company's Form 10-Q for the six months ended June 30, 1999), and the audited consolidated financial statements and notes thereto as of December 31, 1998 and 1997 and for the three years December 31, 1997 (which are contained in the Company's Anuual Report on Form 10-K).

The acquisition of certain assets of IM has been accounted for as a purchase. Under purchase accounting, the total purchase price and fair value of liabilities assumed are allocated to the tangible assets of the Company based upon their respective fair values as of the purchase date in accordance with Accounting Principles Board Opinion No. 16. A preliminary allocation of the purchase price of the IM acquistion has been made in the accompanying unaudited pro forma consolidated financial statements based upon Company estimates. The actual allocation of the purchase cost and the resulting effect on income from operations may differ from the pro forma amounts included therein; however, the Company does not expect the final allocation to differ materially from the preliminary allocation.

                              NN Ball & Roller Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                               As Of June 30, 1999
                                 (In Thousands)



                                                                 Industrial
                                                    Actual       Molding(a)          Adjustments (b)      Pro Forma
                                                 ------------- ------------------- ------------------- --------------
Assets
Current assets:
  Cash                                                 $5,449                                $(5,449)         $   --
  Accounts receivable, net                             13,946              $5,899                             19,845
  Inventories, net                                     10,371               3,818                             14,189
  Other current assets                                  1,248                  86                              1,334
                                                 -------------                                         --------------
    Total current assets                               31,014                                                 35,368

Property, plant and equipment, net                     36,010               8,503                             44,513
Goodwill                                                   --                                  13,005         13,005
Other                                                      --                 754                                754
                                                 =============                                         ==============
  Total assets                                       $ 67,024                                               $ 93,640
                                                 =============                                         ==============

Liabilities and stockholders' equity
Current liabilities
  Accounts payable - trade                            $ 4,050                 923                            $ 4,973
  Accrued expenses                                      2,691               1,205                              3,896
  Deferred income                                         705                 162                                867
  Income taxes payable                                    334                                                    334
                                                 -------------                                         --------------
    Total current liabilities                           7,780                                                 10,070

Deferred income taxes                                   2,980                                                  2,980
Long-term debt, less current maturities                    --                                  21,826         21,826
                                                 -------------                                         --------------
    Total liabilities                                  10,760                                                 34,876

Stockholders' equity:
  Common stock                                            149                                       4            153
  Additional paid-in capital                           27,902                                   2,496         30,398
  Retained earnings                                    29,615                                                 29,615
  Other comprehensive income                          (1,402)                                                (1,402)
                                                 -------------                                         --------------
    Total stock equity                                 56,264                                                 58,764
                                                 -------------                                         --------------
    Total liabilities and stockholders' equity       $ 67,024                                               $ 93,640
                                                 =============                                         ==============



See  Notes  to  Unaudited  Pro  Forma   Consolidated

                      Balance Sheet NN Ball & Roller, Inc.
                          Notes to Unaudited Pro Forma
                           Consolidated Balance Sheet


(a) Reflects the IM assets purchased and liabilities assumed, recorded at historical cost, by the Company from the IM acquistion as if the acquisition occurred on June 30, 1999.

(b) Reflects the Company's payment for the net assets acquired from IM. The Company paid $27.3 million in cash and issued 440,038 shares of its common stock in consideration for the net assets of IM. The total consideration for the acquisition is approximately $29.8 million. The Company financed the acquisition by drawing down an existing line of credit with First American National Bank.



                             NN Ball & Roller, Inc.
                  Statements of Income and Comprehensive Income
                  For The Twelve Months Ended December 31, 1998
                      (In Thousands Except Per Share Data)



                                                                        Industrial
                                                         Actual           Molding (a)     Adjustments      Pro Forma
                                                      -------------- ------------------ ---------------- --------------

Net sales                                                  $ 73,006           $ 28,129                       $ 101,135
Cost of products sold                                        50,353             22,853    $ (1,429 (b))         71,777
                                                      -------------- ------------------                  --------------
Gross profit                                                 22,653              5,276                          29,358

Selling, general and administrative expenses                  5,896              4,869        (222) (b)         10,543
Depreciation and amortization                                 4,557                 --        2,364 (b)          6,921
                                                      -------------- ------------------                  --------------
Income from operations                                       12,200                407                          11,894
Interest expense                                                 64                 --        1,311 (c)          1,375
                                                      -------------- ------------------                  --------------
Income before provision for income taxes                     12,136                407                          10,519
Provision for income taxes                                    4,480                 --        (598) (d)          3,882
                                                      -------------- ------------------                  --------------
Net income                                                  $ 7,656             $  407                           6,637
                                                      -------------- ------------------                  --------------
Other comprehensive income:
  Foreign currency translation                                  352                 --                             352
                                                      -------------- ------------------                  --------------
  Other comprehensive income                                    352                 --                             352
                                                      -------------- ------------------                  --------------
  Comprehensive income                                      $ 8,008             $  407                         $ 6,989
                                                      ============== ==================                  ==============
Net income per share                                        $  0.52             $   --                          $ 0.44
                                                      ============== ==================                  ==============
Shares outstanding                                           14,804                 --          440 (e)         15,244
                                                      ============== ==================                  ==============
Net income per share - assuming dilution                     $  052             $   --                          $ 0.44
                                                      ============== ==================                  ==============
Shares outstanding                                           14,804                 --          440 (e)         15,244
                                                      ============== ==================                  ==============

See Notes to Unaudited Pro Forma Statements of Income and Comprehensive Income

                             NN Ball & Roller, Inc.
                          Notes to Unaudited Pro Forma
                  Statements of Income and Comprehensive Income


(a) Represents the historical results for IM for the twelve month period ended January 2, 1999.

(b) Reflects the reclassification of IM's depreciation expense for consistency with the presentation of the Company's financial statements for the year ended December 31, 1998 and the amortization of intangible assets incurred in conjunction with the IM acquisition over a period of 20 years.

(c) Represents interest expense incurred in connection with additional borrowings outstanding which were used to finance the IM acquisition. These additional borrowings were made under the Company's existing bank facility with First American Bank at an interest rate of 6%.

(d) Reflects federal and state taxes applied to IM and to adjustments at a rate of 37%. Prior to the acquisition Industrial Molding Corporation was a S corporation and not subject to federal taxes.

(e)  Represents shares issued in conjunction with the acquisition of IM.



                             NN Ball & Roller, Inc.
                  Statements of Income and Comprehensive Income
                     For The Six Months Ended June 30, 1999
                      (In Thousands Except Per Share Data)


                                                                          Industrial
                                                                            Molding
                                                          Actual        Corporation (a)     Adjustments      Pro Forma
                                                       -------------- -------------------- --------------- --------------
Net sales                                                    $35,387             $ 16,267                       $ 51,654
Cost of products sold                                         25,114               12,180     $ (411) (b)         36,883
                                                       -------------- --------------------                 --------------
Gross profit                                                  10,273                4,087                         14,771

Selling, general and administrative expenses                   2,245                2,755        (58) (b)          4,942
Depreciation and amortization                                  2,475                   --       1,190 (b)          3,665
                                                       -------------- --------------------                 --------------
Income from operations                                         5,553                1,332                          6,164

Interest expense                                                   9                   --         637 (c)            646
                                                       -------------- --------------------                 --------------
Income before provision for income taxes                       5,544                1,332                          5,518
Provision for income taxes                                     1,867                   --         175 (d)          2,042
                                                       -------------- --------------------                 --------------
Net income                                                   $ 3,677              $ 1,332                        $ 3,476
                                                       -------------- --------------------                 --------------
Other comprehensive income:
  Foreign currency translation                               (1,287)                   --                        (1,287)
                                                       -------------- --------------------                 --------------
  Other comprehensive income                                 (1,287)                   --                        (1,287)
                                                       -------------- --------------------                 --------------
  Comprehensive income                                       $ 2,390              $ 1,332                         $2,189
                                                       ============== ====================                 ==============

Net income per share                                         $  0.25               $   --                         $ 0.23
                                                       ============== ====================                 ==============
Shares outstanding                                            14,804                   --         440 (e)         15,244
                                                       ============== ====================                 ==============

Net income per share - assuming dilution                     $  0.25               $   --                         $ 0.23
                                                       ============== ====================                 ==============
Shares outstanding                                            14,811                   --         440 (e)         15,244
                                                       ============== ====================                 ==============


See Notes to Unaudited Pro Forma Statements of Income and Comprehensive Income

                             NN Ball & Roller, Inc.
                          Notes to Unaudited Pro Forma
                  Statements of Income and Comprehensive Income


(a) Represents the historical results for IM for the six month period ended July 3, 1999.

(b) Reflects the reclassification of IM's depreciation expense for consistency with the presentation of the Company's financial statements for the six months ended June 30, 1999 and the amortization of intangible assets incurred in conjunction with the IM acquisition over a period of 20 years.

(c) Represents interest expense incurred in connection with additional borrowings outstanding which were used to finance the IM acquisition. These additional borrowings were made under the Company's existing bank facility with First American Bank at an interest rate of 6%.

(d) Reflects federal and state taxes applied to IM and to adjustments at a rate of 37%. Prior to the acquisition Industrial Molding Corporation was a S corporation and not subject to federal taxes.

(e)  Represents shares issued in conjunction with the acquisition of IM.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             (Registrant)




Date:                                         /s/ William C. Kelly, Jr.
                                              William C. Kelly, Jr.
                                              Chief Accounting Officer